Exhibit 16.1.

Kenne Ruan, CPA, P.C. Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525 kruancpa@yahoo.com

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sirs:

We have read the statements included under “Experts” in the Registration Statement on Form S-1 of Vibe Ventures, Inc., Amendment #13 to be filed with the Securities and Exchange Commission and we agree with such statements as they relate to our firm.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

September 2, 2014